EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-4 (File Nos. 333-56842, 333-53326, 333-53874, 333-03534,
333-11705, 333-22249, 333-56842, 333-37492, 333-53320, and 333-101373) of SEACOR
SMIT Inc. and subsidiaries and in the related Prospectuses and the Registration Statements on Form S-8 (Nos. 333-12637, 333-56714, 333-105340 and 333-105346) of
our report dated March 9, 2004, with respect to the 2003 and the 2002 consolidated financial statements and schedule of SEACOR SMIT Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP

March 12, 2004